Exhibit 99.01

Description of Shire Share Capital

     The following sections include information concerning the ordinary shares of Shire, based on English law and a summary of material provisions of the Memorandum and Articles of Association of Shire. This summary does not purport to be complete and is qualified in its entirety by reference to the full Memorandum and Articles of Association of Shire, a copy of which has been filed as an exhibit to Shire’s Current Report on Form 8-K filed on November 25, 2005.

GENERAL

     All of Shire’s issued ordinary shares are fully paid or credited as fully paid and nonassessable. Certificates representing the ordinary shares are issued in registered form, although a directors’ resolution passed on 7th September 2005 authorized the transfer of shares in Shire by means of CREST, a paperless settlement system enabling securities to be evidenced otherwise than by a certificate and transferred otherwise than by a written instrument. So long as this directors’ resolution is in force, the Articles of Association in relation to the ordinary shares will not apply to any uncertificated ordinary shares to the extent that the Articles of Association are inconsistent with the holding of ordinary shares in uncertificated form, the transfer of title to any ordinary shares by means of the CREST system and any provisions of the regulations relating to CREST. Under English law, shareholders who are not residents of the U.K. may hold, vote and transfer their shares in the same manner as U.K. residents but the Articles provide that, where a shareholder has a registered address outside the U.K., the shareholder is not entitled to receive any notice from Shire unless that shareholder has specified an address within the U.K. at which these notices may be served.

SHARE CAPITAL

     Shire was incorporated and registered in England and Wales on June 27, 2005 under the Companies Act as a private company limited by shares under the name Trushelfco (No. 3167) Limited with registered number 5492592. It was reregistered on September 6, 2005 as a public limited company under the name Trushire plc. It was re-registered on September 12, 2005 under the name Shire plc.

     On incorporation, the authorized share capital was £100 divided into 100 ordinary shares of £1.00 each. Of such shares, two were subscribed by the subscribers to the Memorandum of Association, Trexco Limited and Trucidator Nominees Limited, and were paid up in full by those subscribers.

     On September 5, 2005, the authorized share capital was increased from £100 to £50,100 by the creation of 50,000 Shire Non-Voting Preference Shares of £1.00 each.

     On September 19, 2005: (a) the Shire Articles of Association were adopted; (b) the 2 issued ordinary shares of £1.00 each in the capital of Shire were reclassified as Shire Deferred Ordinary Shares; (c) the authorized share capital of Shire was increased from £50,100 to £2,625,050,003 by the creation of 10,000,000 Shire Special Voting Shares and 2,624,999,902 additional ordinary shares of £1.00 each; (d) the 2,625,000,000 authorized but unissued ordinary shares of £1.00 each in the capital of Shire were sub-divided into 262,500,000,000 shares of £0.01 each; (e) the 262,500,000,000 authorized but unissued ordinary shares of £0.01 each in the capital of Shire were consolidated into 750,000,000 shares of £3.50 each.

     By resolutions passed on September 19, 2005, it was resolved by the member of Shire eligible to vote that:

(A) subject to and conditional upon the Scheme of Arrangement becoming effective, the share capital of Shire be reduced by:

(i) canceling paid up share capital to the extent of 345 pence on each Shire ordinary share and reducing the nominal value of each such Shire ordinary share from £3.50 to 5 pence; and

(ii) reducing the nominal value of each unissued Shire ordinary share from £3.50 to 5 pence;

(B) the Directors be and hereby are generally and unconditionally authorized to exercise all or any of the powers of Shire to allot relevant securities (within the meaning of section 80 of the Companies Act):

(i) up to an aggregate nominal amount of £2,100,000,000 as required for the purposes of the Scheme of Arrangement; and

(ii) up to an aggregate amount of £2,824,508 as required for the purposes of arrangements requiring Shire to satisfy the entitlements of:

(a) the holders of New Shire Acquisition Exchangeable Shares upon the surrender of those shares; and

(b) participants in certain Shire Pharmaceuticals Group plc benefits plans who are expected to have entitlements to Shire ordinary shares after implementation of the Scheme of Arrangement;

(iii) up to an aggregate nominal amount of £8,233,527 (representing one third of Shire Pharmaceuticals Group plc’s issued ordinary share capital at the date of the proposal of the resolution) for a period expiring (unless previously renewed, varied or revoked by Shire in general meeting) at the earlier of September 22, 2006 or the conclusion of the Annual General Meeting of Shire to be held in 2006 save that Shire may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the members of the board of directors may allot relevant securities pursuant to such offer or agreement as if the authority conferred hereby had not expired; and

(C) the members of the board of directors be and hereby are empowered pursuant to section 95 of the Companies Act to allot equity securities (within the meaning of Section 94(2) of the Companies Act) for cash pursuant to the authority conferred by the resolution described in paragraph (B) above and/or where such allotment constitutes an allotment of equity securities by virtue of section 94(3A) of the Companies Act, as if section 89(1) of the Companies Act did not apply to such allotments, provided that this power:

(i) shall expire on the earlier of September 22, 2006 or the conclusion of the Annual General Meeting of Shire to be held in 2006, save that Shire may, before such expiry, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the members of the board of directors may allot equity securities pursuant to any such offer or agreement as if the power conferred hereby had not expired:

(ii) shall be limited to:

(a) the allotment of equity securities in connection with a rights issue, open offer or preemptive offer to holders of Shire ordinary shares (excluding any shareholder holding shares as treasury shares) and to any holders (other than Shire and its subsidiaries) of Shire Acquisition Exchangeable Shares in proportion (as nearly as may be, and on the basis that each Shire Acquisition Exchangeable Share is equivalent to three Shire ordinary shares) to their existing holdings, or to holders of Shire ordinary shares alone in proportion (as nearly as may be) to their existing holdings of Shire ordinary shares but subject in each case to the members of the board of directors having a right to make such exclusions or other arrangements in connection with such offerings as the members of the board of directors may deem necessary or expedient;

(1) to deal with equity securities representing fractional entitlements;

(2) to deal with Shire ordinary shares represented by depositary receipts; and

(3) to deal with legal or practical problems under the laws of, or requirements of, any recognized regulatory body or any stock exchange in any territory or any matter whatsoever; and

(b) the allotment of equity securities for cash otherwise than pursuant to paragraph (ii)(a) up to an aggregate nominal amount of £1,235,029 (representing approximately 5 per cent. of Shire Pharmaceuticals Group plc’s issued ordinary share capital at the date of the proposal of the resolution).

(D) the members of the board of directors be and they are hereby generally and unconditionally authorized for the purposes of section 166 of the Companies Act to make market purchases (within the meaning of Section 163(3) of the Companies Act) of Shire ordinary shares, provided that:

(a) the maximum number of Shire ordinary shares hereby authorized to be purchased is 49,401,160 (representing approximately 10 per cent. of Shire Pharmaceuticals Group plc’s issued share capital at the date of the proposal of the resolution);

(b) the minimum price, exclusive of any expenses, which may be paid for a Shire ordinary share is 5 pence;

(c) the maximum price, exclusive of any expenses, which may be paid for a Shire ordinary share is an amount equal to 5 per cent. above the average of the middle market quotations for Shire ordinary shares taken from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which such shares are contracted to be purchased;

(d) the authority hereby conferred shall expire at the conclusion of the next Annual General Meeting of Shire to be held in 2006 (except that Shire may make a contract to purchase Shire ordinary shares under this authority before the expiry of this authority, which will or may be executed wholly or partly after the expiry of this authority, and may make purchases of Shire ordinary shares in pursuance of any such contract as if such authority had not expired).

(E) in accordance with Section 347C of the Companies Act, Shire be and is hereby authorized:

(a) to make donations to EU political organizations, as defined in Section 347A of the Companies Act, not exceeding £25,000 in total; and

(b) to incur EU political expenditure, as defined in Section 347A of the Companies Act, not exceeding £25,000 in total, during the period beginning with the date of the passing of this resolution and ending on the earlier of 22nd September 2006 and the conclusion of Shire’s Annual General Meeting in 2006.

(F) the Shire Sharesave Scheme be approved and the adoption by Shire with effect from the Scheme of Arrangement becoming effective of the Shire Pharmaceuticals Group plc Employee Stock Purchase Plan (to be re-named the Shire Stock Purchase Plan), Part A of the Shire Portfolio Share Plan and Part B of the Shire Portfolio Share Plan be approved (the principal terms of each of which schemes are summarized in paragraph 9.3 of this Part) and the members of the board of directors be and they are hereby authorized to do all such acts and things necessary to bring them into effect.

     Pursuant to the Scheme of Arrangement, which became effective on November 25, 2005, Shire issued ordinary shares, credited as fully paid, to Shire Pharmaceuticals Group plc ordinary shareholders on the basis of one Shire ordinary share for every Shire Pharmaceuticals Group plc ordinary share held at the record date relating to the Scheme of Arrangement. The High Court is expected to approve the reduction in capital described in (A) above on November 28, 2005, and the reduction in capital is expected to take effect on November 29, 2005.

     Pursuant to the Articles of Association, subject to the Companies Act, Shire shall redeem the Shire Non-Voting Preference Shares at any time at the discretion of the board of directors or at the request of the holders thereof upon the earlier of the reduction of capital becoming effective or June 30, 2006. Upon any such redemption, Shire shall pay to the holders the nominal amount paid up on such shares together with all accrued but unpaid dividend. It is intended that the Shire Non-Voting Preference Shares will be redeemed as soon as is practicable after the reduction of capital.

DIVIDENDS

     Subject to the Companies Act 1985 and other applicable law and the Articles of Association, Shire may by ordinary resolution from time to time declare dividends to be paid to shareholders according to their rights and interests in the profits available for distribution, but no dividend shall be declared in excess of the amount recommended by the board of directors. Except insofar as the rights attaching to, or the terms of issue of, any share in Shire otherwise provide, all dividends shall be apportioned and paid proportionately according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but no amount paid up on a share in advance of a call shall be treated as paid up on the share for this purpose. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. The board of directors may from time to time and subject to the Companies Act 1985 and other applicable law also pay to the shareholders an amount of interim dividends that the board of directors considers to be justified by the profits of Shire available for distribution. The board of directors may, with the prior authority of an ordinary resolution of Shire, direct that payment of any dividend may be satisfied wholly or in part by the distribution of specific assets and, in particular, of paid up shares or debentures of another company. The board may, if authorized by an ordinary resolution of Shire, allot to those holders of a particular class of shares who have elected to receive further shares of that class or ordinary shares instead of cash in respect of all or part of a dividend or dividends specified by the resolution. The value of the shares allotted will be calculated by reference to the average of the middle market quotations for a fully-paid share of Shire of that class derived from the Daily Official List of the London Stock Exchange for the five business days commencing on the day the ordinary shares are first quoted “ex” the relevant dividend. Final dividends are recommended by the board of directors following the end of the fiscal year to which they relate and are paid subject to approval by the shareholders at Shire’s annual general meeting pursuant to an ordinary resolution. Any dividend unclaimed for a period of 12 years from the date such dividend is due for payment shall be forfeited and shall cease to remain owing by Shire.

     The Shire Non-Voting Preference Shares carry an entitlement, out of profits of Shire available for distribution and resolved to be distributed, to a fixed non-cumulative preferential (that is, in priority to all other classes of share in Shire in issue from time to time) dividend of five per cent. per annum on the capital paid up thereon.

     The Shire Special Voting Shares and the Shire Deferred Ordinary Shares carry no dividend entitlement.

     Where a person is, under the provisions as to the transmission of shares contained in the Articles of Association, entitled to become a shareholder, the board of directors may at any time serve a notice on this person requiring him to elect either to be registered himself or to have a person nominated by him registered as a member. If the notice is not complied with within 60 days, the board of directors may withhold payment of all dividends payable in respect of these shares until the requirements of the notice have been complied with. Where any person has an interest of 0.25% or more in the nominal value of shares of a particular class in Shire, the board of directors may withhold dividends payable on shares held by this person if there has been a failure to provide Shire with information concerning interests on those shares required to be provided under the Articles of Association and the Companies Act 1985 until this failure has been remedied.

RIGHTS IN A WINDING-UP

     Holders of ordinary shares are entitled to participate in any distribution of the balance of the assets on a winding-up, after provision for or payment of liabilities and creditors under the Insolvency Act 1986 and the Companies Act 1985. On a winding-up, the liquidator may, with any sanction required by law divide among the shareholders the whole or any part of the assets of Shire in kind, whether they shall consist of property of the same kind or not, and, for that purpose, set those values as the liquidator determines fair upon any property to be divided and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may not, however, distribute to a member, without his consent, any asset to which there is attached a liability or potential liability for the owner.

     The assets of Shire available for distribution among the members will be applied first in repaying to the holders of the Shire Non-Voting Preference Shares the nominal amount of such shares together with all accrued but unpaid dividend (as described below). Save as aforesaid, the Shire Non-Voting Preference Shares do not carry any other right to participate in assets of Shire on a winding-up. Those assets will be applied secondly in payment of the nominal amount of the ordinary shares.

     The Company's assets will be applied thirdly in payment to the holders of the Shire Special Voting Shares of an amount equal only to the higher of one penny and the aggregate nominal amount of such shares (as described below).

     Those assets will be applied fourthly in payment to the holders of the Shire Deferred Ordinary Shares of an amount equal to the aggregate nominal amount of such shares.

     The remainder of the assets of the Company available for distribution will be applied fifthly in distribution to the holders of ordinary shares pro rata to the aggregate nominal amount of their holding of ordinary shares.

SHAREHOLDER MEETINGS

     An annual general meeting of shareholders must be held once each year within a period of not more than 15 months after the date of the last preceding annual general meeting. The board of directors may convene an extraordinary general meeting of shareholders at its discretion. General meetings may be held at the time and place as may be determined by the board of directors. An annual general meeting shall be convened on at least 21 days’ written notice to shareholders entitled to receive notices. Most extraordinary general meetings may be convened on at least 14 days’ written notice, but extraordinary general meetings at which it is proposed to pass special resolutions must be convened on at least 21 days’ written notice. So long as there are two members entitled to vote, two shareholders entitled to vote must be present in person or by proxy to constitute a quorum for all purposes at general meetings except that the absence of a quorum shall not preclude the choice or appointment of a chairman of the meeting.

VOTING RIGHTS

     Subject to any special rights, terms or restrictions as to voting upon which any shares may be issued or held and to any other provisions of the Articles of Association, every shareholder present in person at a general meeting shall have one vote on a show of hands, and on a poll every shareholder present in person or by proxy shall have one vote for every ordinary share of which he is the holder. No shareholder shall, unless otherwise authorized by the board of directors, be entitled to be present or vote at any general meeting of Shire or at any separate general meeting of the holders of any class of shares in Shire unless all calls or other sums presently payable by the shareholder in respect of shares in Shire have been paid. See also “--Disclosure of Interests” below. For a description of the method by which the ordinary shares held by the Depositary will be voted, see “Description of American Depositary Shares and American Depositary Receipts --Voting Rights.”

     Voting at any general meeting of shareholders is by a show of hands unless a poll is duly demanded. A poll may be demanded by:

•	the chairman of the meeting;

•	not less than five shareholders present in person or by proxy entitled to vote at the meeting;

•	any shareholder or shareholders present in person or by proxy and representing in aggregate not less than one-tenth of the total voting rights of all shareholders entitled to attend and vote at the meeting; or any shareholder or shareholders present in person or by proxy holding shares conferring a right to attend and vote at the meeting on which shares there have been paid sums in the aggregate equal to not less than one-tenth of the total sum paid on all the shares conferring that right.

     Since under English law voting rights are only conferred on registered holders of shares, a person holding through a nominee may not directly demand a poll. This includes holders of ADSs that are not registered holders of shares.

     Unless otherwise required by law or the Articles of Association, voting in a general meeting is by ordinary resolution. These resolutions include:

•	the election of directors;

•	the approval of financial statements;

•	the declaration of final dividends;

•	the appointment of auditors;

•	the increase of authorized share capital; and

•	the grant of authority to issue shares.

     An ordinary resolution requires the affirmative vote of a majority of the votes of those who are eligible to vote and vote in person in the case of individuals or are represented by duly authorized representatives in the case of corporations. If a poll is demanded, the affirmative vote of shareholders who are present in person or by proxy in the case of individuals or are represented by duly authorized representatives in the case of corporations and who in the aggregate hold shares conferring a majority of the votes actually cast on the resolution is required. A special resolution or an extraordinary resolution requires the affirmative vote of not less than three-fourths of those who are eligible to vote and vote in person in the case of individuals or are represented by duly authorized representatives in the case of corporations. If a poll is demanded, the affirmative vote of shareholders who are present in person or by proxy in the case of individuals or are represented by duly authorized representatives in the case of corporations and who in the aggregate hold shares conferring three-fourths of the votes actually cast on the resolution is required. Examples of special resolutions include resolutions relating to matters concerning an alteration of Shire’s Memorandum of Association or Articles of Association or a members’ voluntary winding-up of Shire or the disapplication of statutory preemption rights in respect of the issuance of equity securities to be paid wholly in cash. An example of an extraordinary resolution is one which modifies the rights of any class of shares at a meeting of the holders of such class. The chairman of the meeting has a second or deciding vote in the case of a tied vote.

AUTHORIZATION TO ISSUE SHARES; PREEMPTIVE RIGHTS

     The Companies Act 1985 provides that the directors may be authorized by means of an ordinary resolution of the shareholders to issue up to the maximum number of ordinary shares designated in such resolution for a maximum period not exceeding five years, although generally in the case of companies whose shares are quoted on the Official List of the London Stock Exchange, these authorizations expire and are renewed at the same time as the disapplication of pre-emptive rights. See “--Share Capital” above. The Companies Act 1985 confers on shareholders, to the extent not disapplied and other than in respect of issuances under employee share plans, rights of preemption in respect of the issuance of equity securities that are or are to be paid for wholly in cash. These provisions may be disapplied by a special resolution of the shareholders, either generally or specifically, for a maximum period not exceeding five years, although in the case of companies whose shares are quoted on the Official List of the London Stock Exchange, the disapplications do not generally last longer than 15 months from the date of the resolution or, if earlier, the date of the next annual general meeting. With respect to future issuances of ordinary shares or ADSs that are or are to be paid for wholly in cash and except to the extent already disapplied, shareholders will have to approve the disapplication of preemptive rights.

VARIATION OF RIGHTS

     If at any time the share capital of Shire is divided into different classes of shares, the rights attached to any class may be varied or abrogated, subject to the provisions of the Companies Act 1985, in the manner as may be provided by those rights or, in the absence of such a provision, either with the written consent of the holders of at least three-fourths of the nominal amount of the issued shares of the class or with the sanction of any extraordinary resolution passed at a separate general meeting of the holders of the issued shares of that class but not otherwise. At every such separate meeting, the quorum shall be two persons present in person holding or representing by proxy at least one-third in nominal amount of the issued shares of the class or, at an adjourned meeting, any holder of the shares in question whether present in person or by proxy. The rights conferred upon the holders of any class of shares shall not, unless expressly attached to the terms of issuance of the shares, be determined to be altered by the creation or issuance of further shares ranking pari passu with those shares.

ALTERATION OF CAPITAL

     Subject to the provisions of the Companies Act 1985 and to any special rights previously conferred on the holders of any existing shares, any share may be issued with or have attached to it the rights and restrictions as Shire may determine by ordinary resolution or, if no resolution has been passed, as the board of directors may decide. Redeemable shares may be issued subject to the provisions of the Companies Act 1985 and to any rights conferred on the holders of any class of existing shares.

Shire may by ordinary resolution:

•	increase its share capital;

•	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

•	subject to the provisions of the Companies Act 1985, subdivide all or any of its shares into shares of a smaller nominal amount and decide that the shares resulting from the subdivision have among themselves a preference or other advantage or are subject to a restriction; and

•	cancel any shares which have not been taken or agreed to be taken by any person and diminish the amount of its authorized share capital by the amount of the shares so canceled.

     Subject to the provisions of the Companies Act 1985 and the rights attached to existing shares, Shire may by special resolution reduce its authorized and issued share capital, any capital redemption reserve and any share premium account in any manner. Shire may also, subject to the requirements of the Companies Act 1985 and to the rights conferred on holders of any class of shares, purchase all or any of its own shares, including any redeemable shares.

DISCLOSURE OF INTERESTS

     Section 198 of the Companies Act 1985 provides that a person, including a company and other legal entities, that acquires an interest of 3.0% or more of any class of shares, including through ADRs, comprising part of a company’s issued share capital carrying the right to vote in all circumstances at a general meeting of such company is required to notify the company of its interest within two days following the day on which the notification obligation arises. After the 3.0% level is exceeded, similar notifications must be made in respect of increases or decreases taking the shareholding above or below a whole percentage figure. Interests held by some investment fund managers may be disregarded for the purposes of calculating the 3.0% threshold, but the disclosure obligation will still apply where those interests exceed 10% or more of any class of Shire’s relevant share capital and to increases or decreases taking the shareholding above or below a whole percentage figure after that time.

     For purposes of the notification obligation, the interest of a person in shares means any kind of interest in shares including an interest in any shares:

•	in which a spouse, or child or stepchild under the age of 18 is interested;

•	in which a corporate body is interested and either

o	that corporate body or its directors are generally accustomed to act in accordance with that person’s directions or instructions; or

o	that person controls one-third or more of the voting power of that corporate body; or

•	in which another party is interested and the person and that other party are parties to a “concert party” agreement under Section 204 of the Companies Act 1985. An agreement is a “concert party” agreement if:

o	it provides for one or more parties to acquire interests in shares of a particular company;

o	it imposes obligations or restrictions on any one or more of the parties as to the use, retention or disposal of the interests acquired under the agreement; and

o	any interest in Shire’s shares is in fact acquired by any of the parties under the agreement.

     In addition, Section 212 of the Companies Act 1985 provides that a public company may by written notice require a person whom the company knows or has reasonable cause to believe to be, or to have been at any time during the three years immediately preceding the date on which the notice is issued, interested in shares comprised in the company’s issued share capital carrying the right to vote in all circumstances at a general meeting of such company to confirm that fact or to indicate whether or not that is the case, and where such person holds or during the relevant time had held an interest in those shares, to give such further information as may be required relating to that interest and any other interest in the shares of which that person is aware.

     Where notice is served by a company under the foregoing provisions on a person who is or was interested in shares of the company and that person fails to give the company any information required by the notice within the time specified in the notice, the company may apply to the English court for an order directing that the shares in question be subject to restrictions prohibiting, among other things, any transfer of those shares, the exercise of the voting rights in respect of those shares, the taking up of rights in respect of those shares and, other than in liquidation, payments in respect of those shares.

     A person who fails to fulfill the obligation imposed by Sections 198 to 202 and 212 of the Companies Act 1985 described above is subject to criminal penalties.

SHARE ACQUISITIONS

     The City Code on Takeovers and Mergers, issued and administered by the Panel on Takeovers and Mergers in London, is applicable to Shire because Shire is a public limited company incorporated and resident in England and Wales. The City Code is intended to operate principally to ensure fair and equal treatment of all shareholders in companies to which it applies. When persons hold or acquire certain percentages of voting rights of a U.K. public company such as Shire, these persons may be required, in certain circumstances, to make an offer to all shareholders of that company for its shares. For purposes of the City Code, the term persons includes all persons “acting in concert” as that term is defined in the City Code.

TRANSFER OF SHARES

     Any holder of ordinary shares may transfer all or any of those shares in the manner authorized by the Stock Transfer Act 1963. The instrument of transfer shall be signed by or on behalf of the transferor and, in the case of a partly paid share, by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members of Shire in respect of it.

     The directors may, in their absolute discretion and without assigning any reason, refuse to register any transfer of any share which is not a fully paid share.

     Registration of a transfer of an uncertificated share may be refused in the circumstances set out in the Uncertificated Securities Regulations 2001 (SI 2001/3755) and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four.The directors may decline to register any transfer of a certificated share unless:-

•	the instrument of transfer is duly stamped, lodged with Shire and is accompanied by the certificate for the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of share;

•	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

     Notwithstanding anything in the Articles of Association to the contrary, any shares in Shire may be issued, held, registered, converted to, transferred or otherwise dealt with in uncertificated form and converted from uncertificated form to certificated form in accordance with The Uncertificated Securities Regulations 2001 (SI 2001/3755) including any modification of and rules made under those provisions or any regulations in substitution for those provisions made under Section 207 of the Companies Act 1989 for the time being in force and practices instituted by an operator of the relevant system. Any provision of the Articles of Association shall not apply to any uncertificated shares to the extent that those provisions are inconsistent with:

•	the holding of shares in uncertificated form;

•	the transfer of title of shares by means of a relevant system; or

•	any provision of the regulations referred to in this paragraph.

OTHER SHARES INFORMATION

     There are currently no U.K. foreign exchange controls on the payment of dividends on the ordinary shares or the conduct of Shire’s operations. There are no restrictions under Shire’s Memorandum and Articles of Association or under English law that limit the right of non-resident or foreign owners to hold or vote Shire’s ordinary shares. However, no shareholders are entitled to receive notices from Shire, including notices of shareholders’ meetings, unless they have given an address in the U.K. to Shire to which those notices may be sent. Notwithstanding the foregoing, Shire provides information to the depositary, which in turn forwards that information to the holders of ADSs.

Shire Special Voting Shares

     Shire Pharmaceuticals Group plc special voting shares were authorized for issuance pursuant to the merger agreement among Shire Pharmaceuticals Group plc, BioChem and Exchangeco and, pursuant to the plan of arrangement, the Shire Pharmaceuticals Group plc special voting shares were issued to the trustee appointed under the voting and exchange trust agreement. The Shire Pharmaceuticals Group plc special voting shares were created by the division of such number of existing authorized but unissued Shire Pharmaceuticals Group plc ordinary shares into Shire Pharmaceuticals Group plc special voting shares of a nominal value of 0.00001p each as gave rise to such number of special voting shares as was equal to the number of issued and outstanding exchangeable shares immediately after the effective date of the arrangement.

     In connection with the Scheme of Arrangement, each Shire Pharmaceuticals Group plc special voting share was substituted with a new Shire special voting share, the voting and exchange trust agreement relating to the Shire Pharmaceuticals Group plc special voting shares was terminated and a new voting and exchange trust agreement for the Shire special voting shares was entered into.

     The trustee holds the Shire special voting shares in trust for the benefit of the holders of the exchangeable shares (other than Shire and affiliates of Shire) and will be able to vote in person or by proxy on any matters put before the Shire shareholders at a Shire general meeting. Each holder of exchangeable shares (other than Shire or affiliates of Shire) is entitled to direct the trustee how to vote in effect, one Shire special voting share carrying three votes per share held by the trustee for each exchangeable share owned by such holder or to attend the meeting personally and vote directly as proxy for the trustee in respect of such special voting shares. Unless instructed, the trustee may not vote, and any exchangeable shares held by Shire or its affiliates may not be voted. Such votes may be exercised for the election of directors and on all other matters submitted to a vote of Shire shareholders. The holders of Shire ordinary shares and the holder of the Shire special voting shares will vote together as a single class on all matters, except to the extent voting as a separate class is required by applicable laws or Shire’s Memorandum and Articles of Association. The holder of the Shire special voting shares will not be entitled to receive dividends from Shire and, in the event of any liquidation, dissolution or winding up of Shire, will receive an amount equal to the higher of 1p and the par value thereof after holders of the Shire Non-Voting Preference Shares receive the nominal amount of such shares together with all accrued but unpaid dividend and the holders of ordinary shares receive the nominal amount of such shares, but before payment to the holders of the Shire Deferred Ordinary Shares of an amount equal to the aggregate nominal amount of such shares. To the extent that exchangeable shares are exchanged for Shire ordinary shares or Shire ADSs pursuant to, and on the terms of, the voting and exchange trust agreement, and to the extent that there are no shares of stock, debt, options or other agreements of Exchangeco that could give rise to the issuance of any exchangeable shares to any person (other than Shire and its affiliates), the trustee shall forfeit such number of Shire special voting shares to Shire as corresponds to the number of exchangeable shares thus exchanged.